SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2004
FILE NUMBER 811-1424
SERIES NO.: 2


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 300,112
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  33,748
              Class C Shares                   9,307
              Class R Shares                     250
              Institutional Class              6,847


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 21.01
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 19.77
              Class C Shares                 $ 19.76
              Class R Shares                 $ 21.00
              Institutional Class            $ 22.65